Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-203865, No. 333-196224, No. 333-187205, No. 333-172738 and No. 333-211465) pertaining to The Davey 401KSOP and ESOP of our report dated May 24, 2018, with respect to the financial statements and schedules of The Davey 401KSOP and ESOP included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Mayer Hoffman McCann P.C.

Akron, Ohio
May 24, 2018